CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Columbia Funds Series Trust of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the years ended as listed in Appendix A. We also consent to the references to us under the headings “Independent Registered Public Accountant” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 18, 2021

Appendix A

Columbia Funds Series Trust

Fund	Year End	Management Representation Letter Date
Columbia Overseas Value Fund	2/28/2021	4/22/2021
Columbia Select Mid Cap Value Fund	2/28/2021	4/22/2021
Columbia Small Cap Value Fund II	2/28/2021	4/22/2021
Columbia Short Term Bond Fund	3/31/2021	5/20/2021
Columbia Short Term Municipal Bond Fund	4/30/2021	6/22/2021

2